GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198


                                 August 29, 2001


Zodiac Trust
615 East Michigan Street
Milwaukee, Wisconsin  53202

         Re:      Conning Money Market Portfolio

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 333-62298; 811-10401) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.001 par value, of the Conning Money Market Portfolio (the "Portfolio"), a series of the Zodiac Trust (the
"Trust"), in the manner set forth in the Registration Statement (and the Prospectus of the Portfolio included therein).

     We have examined: (a) the Registration Statement (and the Prospectus of the Portfolio included therein), (b) the Trust's Declaration of Trust and By-Laws, each as amended to date, (c) certain resolutions of the Trust's Board of Trustees, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in Title 12 Section 3805 of the Delaware Statutes.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                     /s/ Godfrey & Kahn, S.C.
                                                     ------------------------
                                                     GODFREY & KAHN, S.C.